                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for use of the Commission only
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          SKYNET TELEMATICS.COM, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          SKYNET TELEMATICS.COM, INC.
 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                           Skynet Telematics.com, Inc.
                                   Link House
                                  259 City Road
                         London EC1V 1JE United Kingdom









Dear Fellow Shareholders:


I take pleasure in inviting each of you to attend Skynet Telematics.com, Inc.'s Annual Meeting of Shareholders on Friday, June 23, 2000, at 10:00 a.m. at Link House, 259 City Road, London, United Kingdom. I am also pleased to provide you with your Company's 1999 Annual Report and the Proxy Statement attached to this letter.

At this year's Annual Meeting, you will be asked to approve, among other things, the Skynet Telematics.com 2000 Long-Term Performance and Incentive Plan. The new Plan provides for incentives, stock options and other awards that are designed to provide participants with an increased proprietary interest in our Company. Your vote on these matters is important and we appreciate your continued support.

Shareholders of record can vote their shares at the Meeting or by marking their votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope. If you will need special assistance to attend the meeting, please contact my office at the address above.

Very truly yours,


Tomas Wilmot
Chairman of the Board
June 9, 2000

                                 PROXY STATEMENT

                           SKYNET TELEMATICS.COM, INC.

                                 -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           to be held on June 23, 2000

To the Shareholders of Skynet Telematics.com, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of Skynet Telematics.com Inc., a Nevada corporation (the "Company"), will be held on June 23, 2000, at Link House, 259 City Road, London, United Kingdom, at 10:00 a.m., for the following purposes:

         1. To elect a Board of Directors consisting of five (5) persons to serve for a term of one year and until their successors are duly elected and qualified.

         2. To approve and adopt the Skynet Telematics.com 2000 Long-Term Performance and Incentive Plan.

         3. To approve the appointment of Most, Horowitz & Company LLP as the Company's independent public accountants for the year ending December 31, 2000.

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Only Shareholders of record at the close of business on June 8, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                           By Order of the Board of Directors,


                           Kevin Wilmot,
                           Secretary

London, United Kingdom
June 9, 2000

                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                           Skynet Telematics.com, Inc.
                                   Link House
                                  259 City Road
                         London EC1V 1JE United Kingdom

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


         The Board of Directors of Skynet Telematics.com, Inc. (the "Company") presents this Proxy Statement to all holders of the Company's Common Stock, $.001 par value ("Common Stock"), and solicits their proxies for the Annual Meeting of Shareholders to be held on June 23, 2000. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted FOR the named nominees for election to the Company's Board of Directors and FOR the adoption of each of Proposals 2 and 3 herein, as applicable.

         The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed on or about June 9, 2000.

         The total number of shares of Common Stock of the Company outstanding as of May 18, 2000 was 26,922,480. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock is entitled to one vote. Only holders of record as of the close of business on June 8, 2000 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.

         Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote by Shareholders holding a majority of the votes cast at the Annual Meeting is required for approval of the Skynet Telematics.com 2000 Long-Term Performance and Incentive Plan and the approval of Most, Horowitz & Company LLP. Shares represented by proxies which are marked "abstain" with respect to the ratification of the independent public accountants and proxies which are marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         A list of Shareholders entitled to vote at the Annual Meeting will be available at the Company's office, Link House, 259 City Road, London EC1V 1JE, United Kingdom, for a period of ten (10) days prior to the Annual Meeting for examination by any Shareholder.


PROPOSAL 1

                              ELECTION OF DIRECTORS


         The Company's Board of Directors will consist of five persons. All of the Company's Directors are standing for re-election, each to serve for a term of one year or until their successors have been elected and qualified. It is intended that the accompanying form of Proxy will be voted for the election of the nominees for Director, unless the Proxy contains contrary instructions. Proxies which abstain and do not direct the Proxy holders to vote for or withhold authority in the matter of electing Directors will be voted for the election of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

         Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

         No compensation is paid currently by the Company to any of its Directors, who are not employees of the Company. However, each Director is entitled to receive reimbursement for travel expenses for attendance at meetings of the Board.

         The persons listed in the table below are all currently serving as Directors of the Company.


           Name                  Age                  Position
           ----                  ---                  --------
Tomas Wilmot                      53        President and Chairman of the Board
Stuart Langston                   56        Managing Director (Chief Operating
                                                  Officer) and Director
David Stead                       37        Managing Director (Marketing)
                                                  and Director
Lord Montagu of Beaulieu          74        Director
James Ryall                       38        Director

Directors

         Tomas Wilmot: Mr. Wilmot is a founder of the Company and has served as its President and Chairman of the Board since 1994 to the present. From 1988 to 1998 Mr. Wilmot was involved in the development of a gold mining property known as Anglo Swiss Gold Mine Corporation Ltd.

         Stuart Langston: Mr. Langston was appointed to the Board in 2000. Mr. Langston has served as Managing Director (Chief Operating Officer) from 1999 to the present. From 1994 to 1996, Mr. Langston was a Senior Manager with Merrill Lynch. From 1996 to 1999, he was a Senior Manager for the Bank of Ireland.

         Lord Montagu of Beaulieu: Lord Montagu has been a director since 1994. Lord Montagu of Beaulieu is the third Baron Montagu of Beaulieu. He is and has been an active member of the House of Lords from 1995 to the present.

         David Stead: Mr. Stead was appointed to the Board in 2000. Mr. Stead has served as Managing Director of Skynet Telematics Ltd., a wholly owned subsidiary of the Company, since 1999. Prior to joining the Company, Mr. Stead was the European General Sales Manager for AMP, Inc., an electronics manufacturer since 1995.

         James Ryall: Mr. Ryall was appointed to the Board in 2000. From 1995 until 1997, Mr. Ryall was with Flemings (London), as director and head of Hong Kong, Singapore & Malaysian equity sales. In 1997, Mr. Ryall left to establish a private venture capital investment company (Duncraig International) owned by him and a partner.

Executive Officers and Significant Employees

         In addition to the above described officers, the following individuals serve as executive officers of the Company:

         Mark Dingley: Mr. Dingley has served as the Chief Financial Officer of the Company from 1998 to the present. From 1994 to 1996, Mr. Dingley was Chief Financial Officer of Checkline PLC. From 1996 to 1998 he was the controller of Skynet Services Ltd., a subsidiary of the Company.

         Guy Tinguy: Mr. Tinguy has served as operations director of Skynet Telematics Ltd. since 1997. Prior to joining the Company, Mr. Tinguy worked for Legal and General, where he developed call centers which used computer telephony integration.

         Kevin Wilmot: Mr. Wilmot has served as Secretary of the Company since 1998. Prior to joining the Company, Mr. Wilmot was a director of an international private language school from 1995. Mr. Wilmot is the son of Tomas Wilmot and the brother of Christopher Wilmot.

         David Grimshaw: Mr. Grimshaw has served as the European Sales Director for Skynet Telematics, Ltd. since 1996. From 1987 until he joined the Company, he was a corporate sales executive at Vecta Vehicle Immobilization Systems.

         Christopher Wilmot: Mr. Christopher Wilmot has served as the Marketing Director of Skynet Telematics Ltd. since 1998. From 1994 to 1996, Mr. Wilmot was General Manager of the Irish & European Company. Between 1996 and 1998, when he joined the Company, he was a Director of Tread Inc., Ltd. Mr. Wilmot is the son of Tomas Wilmot and the brother of Kevin Wilmot.

         Philip Porter: Mr. Porter is the telematics director for Skynet Telematics Ltd. For the five years prior to joining the Company, he worked for an automobile electrical manufacturer which sub-contracted with major car manufacturing companies to install electrical systems in automobiles.

Certain Information Concerning the Board of Directors and Committees

         Each Director will hold office until the next annual meeting of Shareholders and until his successor has been elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors. The Board of Directors of the Company has an audit committee, consisting of Mr. Langston, Mr. Ryall, Lord Montagu and Mr. Valthor Stefansson. Mr. Stefansson is not a member of the Board. Mr. Stafansson has been involved in venture capital projects since 1997. Prior to that he produced software and carried on a medical practice. He has been intrumental in raising capital for the Company.

         The Audit Committee is new and held no meetings during the fiscal year ending December 31, 1999. The Company does not have a compensation or a nominating committee.

         The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations.

         The Board of Directors held four meetings during the year ended December 31, 1999. Each member of the Board of Directors attended all of the meetings of the Board and each Committee on which he served either in person or telephonically.

Executive Compensation

Summary Compensation Table

         The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the fiscal years ended December 31, 1997, 1998 and 1999 by the Company's Chief Executive Officer. No other executive officer received total compensation in excess $100,000.


Annual Compensation      Long Term Compensation
-------------------      ----------------------
                                    Payouts                         Awards
                                    -------                         ------
(a)              (b)        (c)                (d)            (e)            (f)           (g)         (h)            (i)

                                                                                                        Long-
                                                                                                        term
                                                               Other          Restrict-                 incen-
Name                                                           Annual         ed                        tive           All
and                                                            Compen-        Stock        Options/     Plan           Other
Principal                                                      sation         Award(s)     SARs         Payouts        Com-
Position         Year       Salary ($)         Bonus ($)       ($)            ($)          (#)          ($)            pensation
--------         ----       ----------         ---------       -------        ---------    --------     -------        ---------
Tomas Wilmot,    1999       $100,000(1)        $  0            $0             0            1,000,000    0              0
Chief Executive  1998       $0(2)              $  0             0             0                 0       0              0
Officer and      1997       $0(2)              $  0             0             0                 0       0              0
Chairman of the
Board of Directors

-----------------------------------------------------
(1)     The Company accrued salary of $100,000 for Mr. Wilmot during 1999.

(2) Mr. Wilmot's salary was paid by subsidiaries of the Company in 1998 and 1997.


Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
Year End Option/SAR Values


                                                          Number of Securities
                        Shares                                Underlying              Value of Unexercised
                       Acquired                              Unexercised                  In-The-Money
                          on             Value              Options/SARs                 Options/SARs
Name of                Exercise         Realized        at Fiscal Year End (#)       at Fiscal Year End ($)
Individual               (#)              ($)         Exercisable/Unexercisable     Exercisable/Unexercisable
---------------      ------------     ------------    -------------------------     --------------------------
NONE

Employment Agreements

         On January 1, 2000, the Company entered into an employment agreement with Mr. Tomas Wilmot, which expires on July 1, 2005, and provides for his employment as President and Chief Executive Officer of the Company at an annual salary of $250,000, payable at a rate of UK(pound)65,000 per annum until the Company is profitable. Under the employment agreement, Mr. Wilmot will receive such options and bonuses as shall be determined by the remuneration committee shall deem appropriate, on an annual basis. Mr. Wilmot's employment may only be terminated by the Company for (i) a breach of the agreement by Mr. Wilmot or
(ii) if Mr. Wilmot engages in any act of dishonesty with respect to the Company. Additionally, if Mr. Wilmot's employment terminates for any reason as part of a "change in control," the Company shall pay him a single lump sum an amount equal to all monies that would have been due him under the agreement.

Certain Relationships and Related Transactions

         On December 23, 1998, the Company issued 5,000,000 shares of common stock to Leandra De Oliveria Sousa in exchange for the cancellation of a (pound)4,000,000 unsecured promissory note issued by the Company's wholly owned subsidiary, NetKing. These shares were subsequently transferred to Souse International. Ms. Sousa is the principal stockholder of Sousa International. Those shares represented approximately 22.7% of the issued and outstanding shares of common stock of the Company at the time of the issuance. The shares were issued pursuant to Regulation S of the Securities Act of 1933.

Principal Shareholders

         The following table sets forth, as of the date of this filing, the number of shares of the Company's outstanding Common Stock, $.001 par value, beneficially owned (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) by each director of the Company, by each named executive officer of the Company, by each beneficial owner of more than 5% of the Company's Common Stock and by all of the Company's officers and directors as a group.


Name and Address                                         Amount and Nature of                    Percentage
of Beneficial Owner                                    Beneficial Ownership (1)                 of Class (2)
-------------------                                    ------------------------                 ------------
Tomas Wilmot                                                   10,500,000                           40.7%
c/o Skynet Telematics
Link House
259 City Road
London, U.K.

Sousa International                                             5,000,000                           19.4%
43 Portland Place
London, U.K.

Lord Montagu of Beaulieu                                          110,000                             *
c/o Skynet Telematics
Link House
259 City Road
London, U.K.


Name and Address                                         Amount and Nature of                    Percentage
of Beneficial Owner                                    Beneficial Ownership (1)                 of Class (2)
-------------------                                    ------------------------                 ------------
James Ryall                                                       216,636                             *
c/o Skynet Telematics
Link House
259 City Road
London, U.K.

Kevin Wilmot                                                      220,000                             *
c/o Skynet Telematics
Link House
259 City Road
London, U.K.

Guy Tingay                                                        103,025                             *
c/o Skynet Telematics
Link House
259 City Road
London, U.K.

Mark Dingley                                                      195,000                             *
c/o Skynet Telematics
Link House
259 City Road
London, U.K.

Christopher Wilmot                                                434,834                            1.7%
c/o Skynet Telematics
Link House
259 City Road
London, U.K.

David Grimshaw                                                    100,500                             *
c/o Skynet Telematics
Link House
259 City Road
London, U.K.

David Stead                                                       100,000                             *
c/o Skynet Telematics
Link House
259 City Road
London, U.K.

Officers and directors as a group                              11,979,995                           46.5%

* denotes less than 1%.

(1) Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the person indicated.

(2) Based on 26,922,480 shares outstanding as of May 18, 2000 and 1,800,000 options to purchase shares. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and which are convertible or exercisable within sixty (60) days of the date hereof (pursuant to Rule 13d-3 under the Securities Exchange Act of 1934) have been converted or exercised.

Compliance with Section 16(a) of the Exchange Act.

         Pursuant to Section 16 of the Exchange Act, the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's common stock, par value $.001 ("Common Stock"), are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended December 31, 1999.


A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR ELECTION OF EACH NOMINEE AS A DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ALL THE NOMINEES LISTED IN THE FOREGOING PROPOSAL 1.

PROPOSAL 2

       APPROVAL AND ADOPTION OF THE SKYNET TELEMATICS.COM, INC. 2000 LONG-
                       TERM PERFORMANCE AND INCENTIVE PLAN

          Description of the 2000 Plan

          The Board of Directors has adopted the Skynet Telematics.com 2000 Long-Term Performance and Incentive Plan ("2000 Plan"), and joins with the Company's management in asking for your support of this proposal. Competition for key employees is very intense. To secure top talent, we need to have competitive compensation programs, including equity based awards. The use of stock options and other stock awards is widely prevalent and continues to increase, and we must also do so. The 2000 Plan is integral to our compensation strategies and programs, and with stockholder approval of the 2000 Plan, we expect to continue our efforts to use stock options to provide incentive to and retain executive employees with critical skills.

         The 2000 Plan permits the grant of any form of award, including, but not limited to, stock options, stock appreciation rights ("SAR's") and stock and cash awards, whether granted singly, in combination or in tandem. During any five-year period, no participant may receive stock options or SAR's with respect to an aggregate of more than 750,000 shares. Stock options will be granted at an exercise price of not less than 100% of fair market value (as defined in the 2000 Plan) on the date of grant and it is expected that options and SAR's will typically be granted for periods of 10 years or less. The 2000 Plan also permits the grant of other awards in stock or denominated in units of stock, which may be subject to restrictions or transfer and/or forfeiture provisions. The maximum number of shares of common stock that my be issued under stock awards under the 2000 Plan will not exceed 20% of the aggregate number of shares available for issuance for all types of awards under the 2000 Plan.

         If approved by stockholders, the 3,000,000 shares previously authorized by stockholders will be reserved for awards under the 2000 Plan.

         For purposes of determining the number of shares of common stock issued under the 2000 Plan, no shares will be deemed issued until they are actually delivered to a participant, or such other person in accordance with Section 10 of the 2000 Plan. Shares covered by awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards shall be available for future issuance under the 2000 Plan. Further, shares tendered to or withheld by us in connection with the exercise of stock options, or the payment of tax withholding on any award, will also be available for future issuance under the 2000 Plan.

         We intend that the 2000 Plan will be administered by the Board of Directors (or any committee designated by the Board of Directors), which is constituted in compliance with the rules and regulations issued under the federal securities laws and the Internal Revenue Code. In administering the 2000 Plan, the Board has the full power to select participants, to interpret the provisions of the plan, to grant waivers of award restrictions, to continue or accelerate the exersicability, vesting or payment of an award and to adopt such rules, regulations and guidelines for carrying out the 2000 Plan as it may deem necessary or proper. The Board may delegate certain of its duties, power and authority to officers of the Company, pursuant to such conditions and limitations as the Committee may establish. The 2000 Plan may not be amended to increase the maximum number of shares that may be issued under the 2000 Plan (except for adjustments pursuant to Section 14 of the 2000 Plan) or to permit the granting of stock options or SAR's with exercise or grant prices lower than those specified in Section 6 of the 2000 Plan without stockholder approval.

         Awards under the 2000 Plan may be made to employees of, and other individuals providing services to Skynet Telematics.com or its subsidiaries. Participants in the 2000 Plan will be recommended by their management, and the Committee intends to review and act on all 2000 Plan grants and awards for officers and certain other senior management positions.

         The 2000 Plan has been designed to meet the requirements of section 162(m) of the Internal Revenue Code for stock options and SAR's. In addition, the 2000 Plan contains performance criteria for future long-term incentive awards to qualify those awards for tax deductibility under section 162(m). Those criteria consist of objective tests based on one or more of the following: earnings, cash flow, customer satisfaction, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, profit return and margins, stock price and working capital.

         The formula for any such award may include or exclude items to measure the specific objectives, such as losses from discontinued operations, extraordinary gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. These terms apply to "covered employees" as defined in section 162(m), which include the Company's chief executive officer and the four other most highly compensated executive officers of the Company.

         The foregoing summary of the terms and features of the 2000 Plan is qualified by reference to the 2000 Plan itself. The 2000 Plan is printed in its entirety as Appendix B beginning on page B-1 and the federal income tax consequences of the issuance and exercise of options and SAR's are summarized in Appendix C beginning on page C-1.

THE AFFIRMATIVE VOTE OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE APPROVAL OF THE SKYNET TELEMATICS.COM 2000 PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL 2.

PROPOSAL 3

                  RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Most, Horowitz & Company LLP were appointed independent auditors of the Company's accounts in 2000. They have no financial interest, either direct or indirect, in the Company. Selection of auditors is made by the Audit Committee and is approved by the entire Board of Directors subject to Shareholder approval.

THE AFFIRMATIVE VOTE OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE APPROVAL OF MOST, HOROWITZ & COMPANY LLP, AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTS. MANAGEMENT RECOMMENDS AND URGES YOU TO VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                              FINANCIAL STATEMENTS

         The Company's audited financial statements for the two years ended December 31, 1999, and the Company's unaudited financial statements for the quarter ended March 31, 2000, are being furnished to Shareholders with this Proxy Statement.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares of Common Stock represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

                                    EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                              SHAREHOLDER PROPOSALS

         No person who intends to present a proposal for action at a forthcoming meeting of the Shareholders of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Nevada law to present his proposal for action, and (d) timely submits his proposal. A proposal to be included in the Proxy Statement or Proxy for the Company's next Annual Meeting of Shareholders, will be timely submitted only if the proposal has been received at the Company's principal executive office no later than March 1, 2001. If the date of such Annual Meeting is changed by more than 30 calendar days from the date such Annual Meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of Shareholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

         Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                       BY ORDER OF THE BOARD OF DIRECTORS


London, United Kingdom                               Kevin Wilmot
June 9, 2000                                         Secretary


         Copies of the Company's 1999 Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Kevin Wilmot, the Company's Secretary, Skynet Telematics.com, Inc., Link House, 259 City Road, London EC1V 1JE, United Kingdom.

                                                                      Appendix B

       Skynet Telematics.com 2000 Long-Term Performance and Incentive Plan




1.       Objectives.

The Skynet Telematics.com Long-Term Performance and Incentive Plan (the "Plan") is designed to attract, motivate and retain selected employees of, and other individuals providing services to Skynet Telematics.com, Inc., ("the Company"). These objectives are accomplished by making long-term performance, incentive and other awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2.       Definitions.

         (a) "Awards"--The grant of any form of stock option, stock appreciation right, stock or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

         (b) "Award Agreement"--An agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

         (c) "Board"--The Board of Directors of Skynet Telematics.com
Corporation.

         (d) "Capital Stock," or "shares"--Authorized and issued or unissued Capital Stock of the Company, at such par value as may be established from time to time.

         (e) "Code"--The Internal Revenue Code of 1986, as amended from time to time.

         (f) "Committee"--The committee designated by the Board to administer the Plan.

         (g) "Company"--Skynet Telematics.com, Inc. and its affiliates and subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which Skynet Telematics.com, Inc. has an equity interest.

         (h) "Fair Market Value"--The average of the high and low prices of Capital Stock on the Over-the-Counter Bulletin Board ("OTCBB") during the OTCBB's normal hours trading session for the date in question, provided that, if no such sales of Capital Stock were made on said exchange on that date, the average of the high and low prices of Capital Stock as reported for the most recent preceding day on which such sales of Capital Stock were made on said exchange.

         (i) "Participant"--An individual to whom an Award has been made under the Plan. Awards may be made to any employee of, or any other individual providing services to, the Company. However, incentive stock options may be granted only to individuals who are employed by the Company or by a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company, including a subsidiary that becomes such after the adoption of the Plan.

         (j) "Performance Period"--A multi-year period of no more than five consecutive calendar years over which one or more of the performance criteria listed in Section 6 shall be measured pursuant to the grant of Long-Term Performance Incentive Awards (whether such Awards take the form of stock, stock units or equivalents or cash). Performance Periods may overlap one another, but no two Performance Periods may consist solely of the same calendar years.

3.       Capital Stock Available for Awards.

The number of shares that may be issued under the Plan for Awards granted wholly or partly in stock is 2,533,200. This amount includes any shares previously authorized by shareholders for grants or awards under any prior plan of the Company which are still available for issuance when the Plan becomes effective. In addition, any shares covered by grants or awards, made under any prior plan of the Company, which are not earned or for which the awards expire or are cancelled, terminated, forfeited, settled in cash or payable solely in cash after the Plan becomes effective, shall be available for the issuance of shares under the Plan.

Shares of Capital Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. For purposes of determining the number of shares of Capital Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with Section 10. Shares covered by Awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards, shall be available for future issuance under Awards. Further, shares tendered to or withheld by the Company in connection with the exercise of stock options, or the payment of tax withholding on any Award, shall also be available for future issuance under Awards.

4.       Administration.

The Plan shall be administered by the Committee, which shall have full power to select Participants, to interpret the Plan, to grant waivers of Award restrictions, to continue, accelerate or suspend exercisability, vesting or payment of an Award and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers include, but are not limited to, the adoption of modifications, amendments, procedures, subplans and the like as necessary to comply with provisions of the laws and regulations of the countries in which the Company operates in order to assure the viability of Awards granted under the Plan and to enable Participants regardless of where employed to receive advantages and benefits under the Plan and such laws and regulations.

5.       Delegation of Authority.

The Committee may delegate to officers of the Company its duties, power and authority under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee or the Board may select, and grant Awards to, Participants who are subject to Section 16 of the Securities Exchange Act of 1934.

6.       Awards.

The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 6. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement or payment of, or as alternatives to, grants, rights or compensation earned under any other plan of the Company, including the plan of any acquired entity. During any five-year period, no Participant may receive, under the Plan, stock options or stock appreciation rights with respect to an aggregate of more than 750,000 shares. With regard to any "covered employee" (as defined by Section 162(m) of the Code), the maximum number of shares of Capital Stock share equivalents of Capital Stock (stock units) that can be earned by any Participant for any Performance Period is 75,000 shares, subject to adjustment for changes in corporate capitalization, such as a stock split, and if an Award is denominated in cash rather than in shares of Capital Stock or stock units, the share equivalent for purposes of the maximum will be determined by dividing the highest amount that the Award could be under the formula for such Performance Period by the closing price of a share of Capital Stock on the first trading day of the Performance Period.

         (a) Stock Option--A grant of a right to purchase a specified number of shares of Capital Stock the exercise price of which shall be not less than 100% of Fair Market Value on the date of grant of such right, as determined by the Committee, provided that, in the case of a stock option granted retroactively in tandem with or as substitution for another award granted under any plan of the Company, the exercise price may be the same as the purchase or designated price of such other award. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The number of shares of stock that shall be available for issuance under ISOs granted under the Plan is limited to 1,000,000.

         (b) Stock Appreciation Right--A right to receive a payment, in cash and/or Capital Stock, equal in value to the excess of the Fair Market Value of a specified number of shares of Capital Stock on the date the stock appreciation right (SAR) is exercised over the grant price of the SAR, which shall not be less than 100% of the Fair Market Value on the date of grant of such SAR, as determined by the Committee, provided that, in the case of a SAR granted retroactively in tandem with or as substitution for another award granted under any plan of the Company, the grant price may be the same as the exercise or designated price of such other award.

         (c) Stock Award--An Award made in stock and denominated in units of stock. The maximum number of shares of Capital Stock that may be issued under Stock Awards shall not exceed 20% of the aggregate number of shares available for issuance under Awards. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of Company performance. An Award made in stock or denominated in units of stock that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an Award of "Restricted Stock," "Restricted Stock Units" or "Long-Term Performance and Incentive" units.

         (d) Cash Award--An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of Company performance.

         (e) Performance Criteria under Section 162(m) of the Code for Long-Term Performance and Incentive Awards--The performance criteria for Long-Term Performance and Incentive Awards (whether such Awards take the form of stock, stock units or equivalents or cash) made to any "covered employee" (as defined by Section 162(m) of the Code) shall consist of objective tests based on one or more of the following: earnings, cash flow, customer satisfaction, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, stock price and working capital. Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The formula for any Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. Nothing herein shall preclude the Committee from making any payments or granting any Awards whether or not such payments or Awards qualify for tax deductibility under Section 162(m) of the Code.

7.       Payment of Awards.

Payment of Awards may be made in the form of cash, stock or combinations thereof and may include such restrictions as the Committee shall determine. Further, with Committee approval, payments may be deferred, either in the form of installments or as a future lump-sum payment, in accordance with such procedures as may be established from time to time by the Committee. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in stock or units of stock. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

8.       Exercise of Stock Option or other Stock Award.

Shares of Capital Stock may be purchased under a stock option, or other Stock Award, in cash at the time of the exercise, as set forth in the related Award Agreement or, if permitted by the Committee, by means of tendering Capital Stock or surrendering another Award or any combination thereof, including part payment in cash. The Committee shall determine acceptable methods of tendering Capital Stock or other Awards and may impose such conditions on the use of Capital Stock or other Awards to exercise a stock option or other Stock Award as it deems appropriate.

9.       Tax Withholding.

Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local tax withholding that in the opinion of the Company is required by law. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

10.      Transferability

No award shall be transferable or assignable, or payable to or exercisable by, anyone other than the Participant to whom it was granted, except (I) by law, will or the laws of descent and distribution, or (ii) as a result of the disability of a Participant. The Committee, however, (in the form of an Award Agreement or otherwise) may permit transfers of Awards by gift or otherwise to a member of a Participant's immediate family and/or trusts whose beneficiaries are members of the Participant's immediate family, or to such other persons or entities as may be approved by the Committee. Notwithstanding the foregoing, in no event shall ISOs be transferable or assignable other than by will or by the laws of descent and distribution.

11.      Amendment, Modification,  Suspension or Discontinuance of  the Plan.

The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Capital Stock then outstanding, to (i) increase the aggregate number of shares of Capital Stock that may be issued under the Plan (except for adjustments pursuant to Section 14 of the Plan), or
(ii) permit the granting of stock options or SARs with exercise or grant prices lower than those specified in Section 6.

12.      Termination of Employment.

If the employment of a Participant terminates, other than as a result of the death or disability of a Participant, all unexercised, deferred and unpaid Awards shall be canceled immediately, unless the Award Agreement provides otherwise. In the event of the death of a Participant or in the event a Participant is deemed by the Company to be disabled, the Participant's estate, beneficiaries or representative, as the case may be, shall have the rights and duties of the Participant under the applicable Award Agreement.

13.      Cancellation and Rescission of Awards.

         (a) Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend. withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any activity that results in termination of the Participant's employment for cause; violates any rules, policies, procedures or guidelines of the Company, is convicted of, or enters a guilty plea with respect to, a crime, whether or not connected with the Company; or engages in any other conduct or act determined by the Committee to be injurious, detrimental or prejudicial to any interest of the Company.

         (b) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

14.      Adjustments.

In the event of any change in the outstanding Capital Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionately: (a) the number of shares of Capital Stock (i) available for issuance under the Plan, (ii) available for issuance under ISOs, (iii) for which Awards may be granted to an individual Participant set forth in Section 6, and
(iv) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Capital Stock or any distribution (other than normal cash dividends) to holders of Capital Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause the Company to issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Capital Stock available for issuance under Awards under Section 3, including the individual Participant maximums set forth in
Section 6 will be increased to reflect such substitution or assumption.

15.      Miscellaneous.

         (a) Any notice to the Company required by any of the provisions of the Plan shall be addressed to the Company's General Counsel in writing, and shall become effective when it is received.

         (b) The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

         (c) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, and such arrangements or plans may be either generally applicable or applicable only in specific cases.

         (d) No Participant shall have any claim or right to be granted an Award under the Plan and nothing contained in the Plan shall be deemed or be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time without regard to the effect such discharge may have upon the Participant under the Plan. Except to the extent otherwise provided in any plan or in an Award Agreement, no Award under the Plan shall be deemed compensation for purposes of computing benefits or contributions under any other plan of the Company.

         (e) The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, County of Westchester, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

         (f) In the event that a Participant or the Company brings an action to enforce the terms of the Plan or any Award Agreement and the Company prevails, the Participant shall pay all costs and expenses incurred by the Company in connection with that action, including reasonable attorneys' fees, and all further costs and fees, including reasonable attorneys' fees incurred by the Company in connection with collection.

         (g) The Committee and any officers to whom it may delegate authority under Section 5 shall have full power and authority to interpret the Plan and to make any determinations thereunder, including determinations under Section 13, and the Committee's or such officer's determinations shall be binding and conclusive. Determinations made by the Committee or any such officer under the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

         (h) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

         (i) The Plan shall become effective on the date it is approved by the requisite vote of the stockholders of the Company.

                                                                      Appendix C

       Skynet Telematics.com 2000 Long-Term Performance and Incentive Plan

Federal Income Tax Consequences

The Company has been advised by counsel that in general, under the Internal Revenue Code, as presently in effect a Participant will not be deemed to recognize any income for Federal Income Tax purposes at the time an option or stock appreciation right ("SAR") is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

1. In the case of an exercise of a stock option other than an ISO, the Participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price.

2. In the case of an exercise of an SAR, the Participant will generally recognize ordinary income on the exercise date in an amount equal to any cash and the fair market value of any unrestricted shares received.

3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the Participant will depend on the nature of the restrictions. Generally, the fair market value of the stock will not be taxable as ordinary income until the year in which the Participant's interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the Participant may elect to recognize income when the stock is received, rather than when the interest in the stock is received, the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the Participant makes this election, the amount taxed to the Participant as ordinary income is determined as of the date of receipt of the restricted stock.

4. In the case of ISO's, there is generally no tax liability at time of exercise. However, the excess of the fair market value of the stock on the exercise date of over the option price is included in the Participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise and two years from the date of grant, the Participant will realize a capital gain or loss upon a sale of the stock, equal to the difference between the option price and the sale price, if the stock is not held for the required period, ordinary income tax treatment will generally apply to the excess of the fair market value of the stock on the date of exercise (or, if less, the amount of gain realized on the disposition of the stock) over the option price, and the balance of any gain or any loss will be treated as capital gain or loss. In order for ISO's to be treated as described above, the Participant must remain employed by the Company (or a subsidiary in which the Company holds at least 50 percent of the voting power) from the ISO grant date until three months before the ISO is exercised. The three-month period is extended to one year if the Participant's employment terminates on account of disability. If the Participant does not meet the employment requirement, the option will be treated for federal income tax purposes as an option as described in paragraph 5 below. A Participant who exercises an ISO might also be subject to an alternative minimum tax.

5. Upon the exercise of a stock option other than an ISO, the exercise of a SAR, the award of stock, or the recognition of Income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by a Participant. The Company will not receive an income tax deduction as a result of the exercise of an ISO, provided that eh ISO stock is held for the required period as described above. When a cash payment is made pursuant to the Award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

6. Pursuant to section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of the taxable year, is the Company's chief executive officer or among one of its four other highest compensated officers for that year. The deduction limit, however, does not apply to ceratin types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to stock options and stock appreciation rights granted under the Plan will be treated as qualified performance-based compensation and therefore will not be subject to the deduction limit. The Plan also authorizes the grant of long-term performance incentive awards utilizing the performance criteria set forth in the Plan that may likewise be treated as qualified performance-based awards.

                                       C-2